Exhibit 1.1

Compass Diversified Holdings
Compass Group Diversified Holdings LLC

4,000,000 7.875% Series C Cumulative Preferred Shares

UNDERWRITING AGREEMENT

November 13, 2019

November 13, 2019

To the Managers named in Schedule I hereto
for the Underwriters named in Schedule II hereto
Ladies and Gentlemen:
Compass Group Diversified Holdings LLC, a Delaware limited liability company (the “Company”), for itself and as sponsor of Compass Diversified Holdings, a statutory trust formed under the laws of the State of Delaware (the “Trust”), the Trust and Compass Group Management LLC, a Delaware limited liability company (the “CODI Manager”), propose to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”), the number of 7.875% Series C Cumulative Preferred Shares, liquidation preference $25.00 per share (the “Series C Preferred Shares”), of the Trust, a series of the Trust’s preferred shares (the “Preferred Shares”), set forth in Schedule I hereto (the “Firm Shares”).
The Company, for itself and as sponsor of the Trust, the Trust and the CODI Manager also propose to issue and sell to the several Underwriters not more than the number of additional Series C Preferred Shares set forth in Schedule I hereto (the “Additional Shares”) if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Series C Preferred Shares granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of the Trust to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Trust Shares.”
Immediately prior to the delivery of the Firm Shares and the Additional Shares, if any, to the Underwriters, the Trust will issue the Firm Shares and the Additional Shares, if any, in exchange for, and as consideration for, an equal number of limited liability company preferred interests, liquidation preference $25.00 per interest (the “Series C Trust Preferred Interests”), of the Company that will be designated as “Series C Trust Preferred Interests,” a series of the Company’s trust preferred interests (the “Trust Preferred Interests”), under the Company’s Fifth Amended and Restated Operating Agreement, dated as of December 6, 2016, as amended, governing the Company (the “Operating Agreement”).
The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement, including a prospectus, on Form S-3 (the file number of which is set forth in Schedule I hereto), relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related base prospectus covering the Shelf Securities filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act,

“Time of Sale Prospectus” means the Basic Prospectus and any preliminary prospectus together with the Pricing Term Sheet and the free writing prospectuses identified in Schedule I hereto and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein. The term “Time of Sale” shall mean 2:15 p.m., New York City time, on November 13, 2019.

1.Representations and Warranties. The Company, for itself and as sponsor of the Trust, represents and warrants to and agrees with the Underwriters that:

(a)The Registration Statement became effective upon filing under Rule 462(e) of the Securities Act on November 13, 2019; no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending before or threatened by the Commission.

(b)     (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the fifth paragraph, the ninth paragraph, the tenth paragraph and the fourteenth paragraph under the heading “Underwriting,” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(c)    (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act or otherwise (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Securities Act and (iv) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form.
At the time the Registration Statement originally became effective, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(d)    Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.
The Company will prepare a final term sheet (the “Pricing Term Sheet”) containing only a description of the final terms of the Shares and their offering, in a form approved by the Underwriters and attached as Annex A hereto, and will comply with its related obligations set forth in Sections 7(c) and (d) hereof. The Company will furnish to each Underwriter, without charge, copies of the Pricing Term Sheet promptly upon its completion.

(e)    The Company has been duly formed, is validly existing as a limited liability company under the laws of the State of Delaware, is in good standing under the laws of the State of Delaware and has the limited liability company power and authority to own its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus. The Company and each of the Businesses (as defined below) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, net worth, management, earnings, cash flows, business, operations or properties of the Company and the Businesses, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(f)    The Company directly owns the outstanding voting securities of the entities enumerated on Schedule III hereto (such entities being referred to herein as the “Businesses”) in the percentages shown in the Time of Sale Prospectus and the Prospectus. The Businesses are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X. Each of the Businesses has been duly organized, is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its organization, has the requisite power and authority and possesses all certificates, authorizations, licenses, permits and consents (“Permits”), including but not limited to, all Permits relating to Environmental Laws (as defined below) that are material and necessary to own its property and to conduct its business, in each case, as described in the Time of Sale Prospectus and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified, in good standing or to have such Permits would not have a Material Adverse Effect. All the outstanding shares of capital stock of each of the Businesses have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Time of Sale Prospectus and the Prospectus, all outstanding shares of capital stock of each of the Businesses owned by the Company are owned free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(g)    As of the date of this Agreement, Sostratus LLC owned all of the issued and outstanding Allocation Interests (as defined in the Operating Agreement) of the Company, the Trust owned all of the issued and outstanding Trust Interests (as defined in the Operating Agreement) of the Company, and there were no other securities of the Company outstanding, without giving effect to any issuances of securities contemplated herein. All of the Trust Interests and all of the Allocation Interests currently outstanding are, and upon delivery of a number of Series C Trust Preferred Interests pursuant to a trust interest designation setting forth the rights and preferences of the Series C Trust Preferred Interests (the “Trust Interest Designation”) to the Trust in exchange for the Shares to be issued by the Trust under this Agreement, the Trust Interests will be, validly issued, fully paid and nonassessable and free of statutory and contractual preemptive rights or rights of first refusal, and holders of the Trust Interests shall not be obligated personally for any of the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise (subject to obligations under Section 18-607 and 18-804 of the Delaware Limited Liability Company Act with respect to wrongful distributions paid to them with their knowledge). Except as described in the Time of Sale Prospectus and the Prospectus, no person has the right, contractual or otherwise, to cause the Company or the Trust to issue or sell to it any Trust Interests or other securities of the Company. No person has the right, contractual or otherwise, to cause the Company or the Trust to issue or sell to it any Allocation Interests.

(h)    The Operating Agreement has been duly authorized, executed and delivered by the members of the Company and is the valid and binding obligation of the Company and the members of the Company. The Trust Interests and the Operating Agreement conform in all material respects to the descriptions thereof set forth in the Time of Sale Prospectus and the Prospectus, and such descriptions conform to the rights set forth in the instruments defining the same.

(i)    The Company, as sponsor of the Trust, is authorized by the Second Amended and Restated Trust Agreement of the Trust, dated as of December 6, 2016, as amended (the “Trust Agreement”), among the Company, as sponsor, BNY Mellon Trust of Delaware, a Delaware banking corporation, as Delaware trustee, and the Regular Trustees, as defined therein, to act in such capacity to execute and deliver this Agreement on behalf of the Trust, to cause the Trust to issue the Shares to be sold under this Agreement, to sell and accept payment therefor, and otherwise to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Company, for itself and as sponsor of the Trust.

(j)    Except as set forth in the Time of Sale Prospectus and the Prospectus, the Company, the Trust and the Businesses are not and will not, as of the Closing Date and any Option Closing Date, be restricted by their respective organizational documents or any indenture, mortgage, deed of trust, loan or credit agreement, promissory note, lease, statutory trust, servicing agreement, contract, arrangement, understanding, document or any other instrument (“Contracts”) or any Permit from declaring and paying any dividends or distribution on the Trust Interests, in the case of the Company, on the Shares, in the case of the Trust, and to the Company, in the case of the Businesses, in each case, in accordance with their respective organizational documents as set forth in the Time of Sale Prospectus and the Prospectus, or that would restrict the payment of interest on, or the repayment of principal of, any loans or advances by the Businesses to the Company.

(k)    There are no Contracts (other than this Agreement) between the Company and any person that would give rise to a claim against the Company or any Underwriter for a brokerage commission, finder’s fee or similar payment with respect to the offer and sale of the Shares.

(l)    There are no Contracts (other than this Agreement) between the Company and any person that would give rise to a claim against the Company or any Underwriter for a brokerage commission, finder’s fee or similar payment with respect to the offer and sale of the Shares.

(m)    Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no Contracts between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the Shares registered pursuant to the Registration Statement.

(n)    Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Trust, the Company and each of the Businesses have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) each of the Trust, the Company and the Businesses has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends and distributions; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Trust, the Company and each of the Businesses, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(o)    No consent, approval, authorization, or order of, or filing with, any domestic or foreign regulatory, administrative or governmental agency, body or authority, any domestic or foreign self-regulatory authority, or any similar agency, or any court, or arbitration body or agency (domestic or foreign) (each, a “Governmental Authority”), is required in connection with the issue and sale of the Shares by the Company and the Trust hereunder, except such as have been obtained and made under the Securities Act, such as may be required under state securities laws or such as may be required under the bylaws or rules and regulations of the Financial Industry Regulatory Authority (“FINRA”).

(p)    There are no statutes, regulations or Contracts which are required to be described in or filed as exhibits to the Registration Statement which have not been so described or filed as required. The statements in the Time of Sale Prospectus and the Prospectus under the headings “Risk Factors,” “Description of Securities,” “Description of the Series C Preferred Shares” and “Material U.S. Federal Income Tax Considerations” (as supplemented by “Supplemental Material U.S. Federal Income Tax Considerations”), insofar as such statements summarize legal matters, agreements, documents or proceeding discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(q)    No labor problem or dispute with the employees of the Company or any of the Businesses exists or, to the Company’s knowledge, is threatened or imminent, that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Time of Sale Prospectus and the Prospectus (exclusive of any supplement thereto).

(r)    Neither the Company nor any of the Businesses is in violation of or default under, and neither the issue and sale of the Trust Shares or the Trust Interests hereunder nor the consummation of any other of the transactions herein contemplated (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Time of Sale Prospectus and the Prospectus under the heading “Use of Proceeds” and compliance by the Company with the provisions of the Trust Interest Designation), nor the fulfillment of the terms hereof has or will conflict with or result in a breach or violation of, constitute a default under, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Businesses pursuant to, (i) the Certificate of Formation or Operating Agreement of the Company or the charter or bylaws, or similar organizational documents, of any of the Businesses, (ii) any federal, state, local and foreign law, statute, rule, regulation and ordinance, or any decision, directive or order of any Governmental Authority (“Laws”), including but not limited to Environmental Laws (as defined below), applicable to the Company and the Businesses or (iii) the terms of any Contract to which the Company or any of the Businesses is a party or by which the Company or any of the Businesses is bound or pursuant to which any of the properties of the Company or any of the Businesses are subject, except in the case of (ii) and (iii), where any such violations or defaults would not, individually or in the aggregate, have a Material Adverse Effect.

(s)    Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of the Businesses is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and the Businesses have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its

Businesses and (iv) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Authority, against or affecting the Company or any of the Businesses relating to Hazardous Materials or any Environmental Laws.

(t)    Except as disclosed in the Time of Sale Prospectus and the Prospectus, (i) each of the Company and the Businesses has good and valid title to all property and assets owned by it that are necessary to conduct its respective business as described in the Time of Sale Prospectus and the Prospectus and (ii) each of the Company and the Businesses holds any leased real or personal property under valid and enforceable leases that are necessary to conduct its respective business as described in the Time of Sale Prospectus and the Prospectus, except to the extent that the failure to have such good and valid title or hold such valid and enforceable leases would not have a Material Adverse Effect. Immediately prior to the consummation of the transactions contemplated herein, the Company will own and will have good and valid title to the Shares to be sold hereunder, free and clear of any lien, charge or encumbrance; and upon delivery of such Shares to the Underwriters and payment of the Purchase Price therefor as herein contemplated, the Underwriters will receive good and valid title to the Shares purchased by them from the Company, free and clear of any lien, charge or encumbrance.

(u)    Each of the Company and the Businesses owns or possesses adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, trade secrets and other intellectual property (collectively, “Intellectual Property Rights”) that it purports to own and that are necessary to conduct its respective business as described in the Time of Sale Prospectus and the Prospectus and none of the Company or the Businesses have received any notice of any claim of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights, except to the extent that the failure to own or possess such Intellectual Property Rights or where such claim of infringement of such conflict with asserted rights of others would not have a Material Adverse Effect.

(v)    The Company is not, and will not, after giving effect to the offering and sale of the Shares to be issued by the Trust and sold by the Company and the application of the proceeds as described in the Time of Sale Prospectus and the Prospectus, be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the Commission’s rules and regulations thereunder.

(w)    There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company, the Trust or any of the Businesses is a party or to which any of the properties of the Company, the Trust or any of the Businesses is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a Material Adverse Effect, or that would not have a material adverse effect on the power or ability of the Company or the Trust to perform their obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described.

(x)    The Company, the Trust and each of the Businesses has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure to so file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

(y)    The consolidated financial statements, together with related schedules, exhibits and notes, included or incorporated by reference in the Time of Sale Prospectus, the Prospectus and the Registration Statement present fairly the financial condition, results of operations, cash flows and changes in financial position of the Trust, the Company and the Businesses on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules, exhibits and notes have been prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods involved, except as may be expressly disclosed therein. The summary financial data set forth under the caption “Summary Financial Data” in the Time of Sale Prospectus, the Prospectus and the Registration Statement presents fairly the information shown therein, and has been compiled on a basis consistent with that of the related financial statements included in the Time of Sale Prospectus, the Prospectus and the Registration Statement. The pro forma financial information included or incorporated by reference in the Time of Sale Prospectus, the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Time of Sale Prospectus, the Prospectus and the Registration Statement. The pro forma financial information included or incorporated by reference in the Time of Sale Prospectus, the Prospectus and the Registration Statement complies in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission's rules and guidelines applicable thereto in all material respects.

(z)    The Company and each of the Businesses maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission's rules and guidelines applicable thereto. The Company and the Businesses have not become aware of any material weakness in their internal control over financial reporting and there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting since December 31, 2018.

(aa)    The Company and the Businesses maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) which are (i) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and that material information relating to the Company and the Businesses is made known to the Company’s principal executive officer and principal financial officer by others within the Company and the Businesses to allow timely decisions regarding disclosure, and (ii) effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Company’s and each Business’s disclosure controls and procedures described above, the Company is not aware of (A) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

(bb)    There is and has been no failure on the part of the Company and, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(cc)    Each of the Company and the Businesses maintains insurance covering its respective properties, operations, personnel and businesses as it reasonably believes to be financially responsible in amounts it reasonably deems adequate.

(dd)    Except as disclosed in the Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which such information is given or included in the Time of Sale Prospectus and the Prospectus, there has not occurred, or been any event, circumstance or development that could result in, any material adverse change in the condition (financial or otherwise), prospects, net worth, management, earnings, operations, cash flows, business, operations or properties of the Company and the Businesses, taken as a whole.

(ee)    Neither the Company nor, to its knowledge, any of its affiliates has taken or will take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Trust to facilitate the sale or resale of the Shares.

(ff)    To the Company’s knowledge, no officer, director or nominee for director or 5% or greater member of the Company has a direct or indirect affiliation or association with any member of FINRA.

(gg)    Neither the Company nor any of the Businesses, nor any director, officer, controlled affiliate, nor to the knowledge of the Company, any agent, employee, other affiliate or representative of the Company or of any of the Businesses, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and the Businesses and affiliates have conducted their businesses in compliance with applicable anti-

corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(hh)    (i) The Company represents that neither the Company nor any of the Businesses (collectively, the “Entity”) or any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:
(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor
(B) located, organized or resident in a country or territory that is the subject of Sanctions.
(ii) The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(iii) The Entity represents and covenants that for the past 5 years, it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
(ii)    The operations of the Company and the Businesses are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and the Businesses conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Businesses with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ii)    The operations of the Company and the Businesses are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and the Businesses conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Businesses with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(jj)    (i) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or the Businesses’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and the Businesses, and any such data processed or stored by third parties on behalf of the Company and the Businesses), equipment or technology (collectively, “IT Systems and Data”); (ii) neither the Company nor the Businesses have been notified in writing of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data where such breach or incident would reasonably be expected to have a Material Adverse Effect; and (iii) the Company and the Businesses have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and the Businesses are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.
Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Managers or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

2.    Representations and Warranties of the Trust. The Company, as sponsor of the Trust, represents and warrants to and agrees with the several Underwriters that:

(a)The Trust has been duly created and is validly existing and in good standing as a statutory trust under the laws of the State of Delaware, has the trust power and authority to conduct its business as described in the Time of Sale Prospectus and Prospectus and is not required to be qualified or authorized to do business in any other jurisdiction.

(b)    There are 59,900,000 common shares of the Trust, 4,000,000 7.250% Series A Preferred Shares and 4,000,000 7.875% Series B Fixed-to-Floating Rate Cumulative Preferred Shares outstanding as of the date of this Agreement. All of the Trust Shares currently outstanding are, and upon delivery of the Shares to be sold under this Agreement, all of the Trust Shares will be, duly authorized, validly issued, fully paid and nonassessable and free of statutory and contractual preemptive rights or rights of first refusal, and holders of the Shares will have the same limitation of personal liability extended to stockholders of private corporations for profit organized under the Delaware General Corporation Law (“DGCL”). Except as described in the Time of Sale Prospectus and the Prospectus, no person has the right, contractual or otherwise, to cause the Trust to issue or sell to it any Trust Shares or other securities of the Trust.

(c)    The Trust Agreement has been duly authorized, executed and delivered by the Company and the Regular Trustees and is a valid and binding obligation of the Company and the Regular Trustees. The Trust Shares and the Trust Agreement conform in all material respects to the descriptions thereof in the Time of Sale Prospectus and the Prospectus, and such descriptions conform to the rights set forth in the instruments defining the same.

(d)    As of the Closing Date and any Option Closing Date, the Trust shall have an authorized and outstanding capitalization as set forth under the heading of the Time of Sale Prospectus and the Prospectus entitled “Capitalization” (subject, in the case of the Closing Date and in the event that the Closing Date and the Option Closing Date occur concurrently, to the issuance of the Additional Shares, and subject, in the case of the Option Closing Date, to the issuance of the Additional Shares).

(e)    Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no Contracts between the Trust and any person granting such person the right to require the Trust to file a registration statement under the Securities Act with respect to any securities of the Trust owned or to be owned by such person or to require the Trust to include such securities in the Shares registered pursuant to the Registration Statement.

(f)    The Trust has all power and authority necessary to execute and deliver this Agreement and the Shares, and to perform its obligations hereunder; and the issuance and sale of the Shares hereunder have not and will not conflict with or result in a breach or violation of, constitute a default under, or imposition of any lien, charge or encumbrance upon any property or assets of the Trust, the Company or any of the Businesses pursuant to (A) the Certificate of Trust of the Trust or the Trust Agreement, (B) any Laws applicable to the Trust or the Businesses, or (C) the terms of any Contract to which the Trust, the Company or any of the Businesses is a party or by which the Trust, the Company or any of the Businesses is bound or pursuant to which any of the properties of the Trust, the Company or any of the Businesses are subject.

(g)    The Trust is not, and will not, after giving effect to the offering and sale of the Shares to be issued by it and sold by the Company and the application of the proceeds as described in the Time of Sale Prospectus and the Prospectus, be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the Commission’s rules and regulations thereunder.

3.    Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule II hereto opposite its name at $24.2125 per share (the “Purchase Price”).
On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to the number of Additional Shares set forth in Schedule I hereto at the Purchase Price, less an amount per share equal to any distributions declared by the Company and payable on the Firm Shares but not payable on the Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of the Prospectus. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such Shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional Shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
The Company also covenants with each Underwriter that, without the prior written consent of the Managers identified in Schedule I with the authorization to release this lock-up on behalf of the Underwriters, the Company will not, during the restricted period set forth in Schedule I hereto, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of the Trust of any class or any limited liability company interests of the Company of any class, in each case, that is preferred as to the payment of distributions, or as to distribution of assets upon any liquidation or dissolution of the Company or the Trust, over limited liability company interests of the Company of any other class or shares of the Trust of any other class (including any Trust Interests or shares of the Trust (other than the Shares and the Series C Trust Preferred Interests) that ranks equally with the Shares or the Series C Trust Preferred Interests as to the payment of distributions or as to the distribution of assets upon any liquidation or dissolution of the Company or the Trust), or publicly disclose the intention to make any offer, sale, pledge, disposition or filing of the above, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares of the Trust or Trust Interests, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of such shares of the Trust or Trust Interests, in cash or otherwise, or (3) file any registration statement with the Commission relating to the offering of such shares of the Trust or Trust Interests, except for sales to the Underwriters pursuant to this Agreement.

4.    Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public upon the terms set forth in the Prospectus.

5.    Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”
Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as may be designated in writing by you.
The Firm Shares and the Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6.    Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:
(a)Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or any Option Closing Date, as applicable:
(i) except as previously disclosed to the Managers, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Trust, the Company or any of the Businesses by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or been any event, circumstance or development that could result in, any material adverse change in the condition (financial or otherwise), prospects, net worth, management, earnings, operations, cash flows, business, operations or properties of the Company and the Businesses, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)    The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) and (ii) above and to the effect that (i) the representations and warranties of the Trust and the Company contained in this Agreement were true and correct as of the Time of Sale and are true and correct as of the Closing Date, (ii) the Trust and the Company have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date, (iii) the Prospectus, and any supplement thereto, has been filed in the manner and within the time period required by Rule 424(b), (iv) each free writing prospectus identified on Schedule I hereto and any other material required to be filed by the Company pursuant to Rule 433 under the Securities Act has been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433, (v) the Registration Statement is effective and (vi) no stop order suspending the effectiveness of the Registration Statement, or any notice objecting to its use, has been issued and no proceedings for that purpose have been instituted or threatened by the Commission.
The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)    The Underwriters shall have received on the Closing Date an opinion and 10b-5 statement of Squire Patton Boggs (US) LLP, outside counsel for the Company, dated the Closing Date, to the effect set forth on Exhibit A hereto.

(d)    The Underwriters shall have received on the Closing Date an opinion of Richards, Layton & Finger, P.A., outside counsel for the Company, dated the Closing Date, to the effect set forth on Exhibit B hereto.

(e)    The Underwriters shall have received on the Closing Date an opinion and 10b-5 statement of Ropes & Gray LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Managers.
The opinions of counsel for the Company described in Sections 6(c) and 6(d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(f)    The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Managers, from Grant Thornton LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than two business days prior to the Closing Date.

(g)    The Underwriters shall have received, on the date hereof a certificate, dated the date hereof and signed by the chief financial officer of the Company, regarding the pro forma financial information included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus; substantially in the form of Exhibit C hereto.
The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.
7.    Covenants of the Company. The Company, for itself and as sponsor of the Trust, covenants with each Underwriter as follows:

(a)    To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)    Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

(c)     To furnish to you a copy of each proposed free writing prospectus, including any electronic road shows, to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)    Not to take any action that would result in an Underwriter, the Trust or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)    If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale

Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)    If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)    To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(h)    To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Trust’s and Company’s counsel and the Trust’s and Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA, (v) all costs and expenses incident to listing the Shares on the New York Stock Exchange (the “NYSE”) and any other national securities exchanges and foreign stock exchanges, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 7, Section 9 entitled “Indemnity and Contribution” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(j)    If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(k)    The Company will use its best efforts to cause the Shares to be listed on the NYSE within the time period specified in the Prospectus and to maintain such listing and to file with the NYSE all documents and notices required by the NYSE.

(l)    The Company will file a registration statement with respect to the Series C Preferred Shares on Form 8-A pursuant to Section 12 of the Exchange Act, which registration statement will comply in all material respects with the applicable requirements of the Exchange Act.

8.    Covenants of the Underwriters. Each Underwriter severally covenants with the Trust and the Company not to take any action that would result in the Trust or the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Trust or the Company thereunder, but for the action of the Underwriter.

9.    Indemnity and Contribution.
(a)     The Company and the Trust, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendments and supplements thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, including the Pricing Term Sheet, any Trust or Company information that the Trust or the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any road show or investor presentations made to investors by the Company (whether in person or electronically), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon the Underwriter Information.

(b)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Trust, the Regular Trustees, the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Trust and the Company to such Underwriter, but only with reference to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments and supplements thereto), including any information deemed to be a part thereof pursuant to Rule 430A or Rule 430B, the Time of Sale Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Trust, the Regular Trustees, the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Trust or the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated jointly in writing by Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and UBS Securities LLC. In the case of any such separate firm for the Trust and the Company, and such directors, officers and control persons of the Trust or the Company, such firm shall be designated in writing by the Trust and the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless (i) such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)    To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Trust and the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the Trust and the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Trust and the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Trust and the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate initial public offering price of the Shares set forth in the Prospectus. The relative fault of the Trust and the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)    The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)    The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Trust and the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or by or on behalf of the Trust or the Company, its officers or directors or any person controlling the Trust or the Company and (iii) acceptance of and payment for any of the Shares.

10.    Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if, after the execution and delivery of this Agreement and prior to the Closing Date or any Option Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the NYSE American LLC, the Nasdaq Global Select Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11.    Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Trust or the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Trust or the Company shall be unable to perform its obligations under this Agreement, the Trust and the Company agree, jointly and severally, to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
12.    Entire Agreement.

(a)     This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Trust, the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)    Each of the Trust and the Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Trust or the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Trust and the Company. Each of the Trust and the Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

13.    Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall be binding upon each of the undersigned’s successors and assigns. Except as otherwise expressly provided for herein, this Agreement may not be amended or modified unless in writing by all of the parties hereto.

14.     Trial by Jury. Each of the Trust and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

15.     Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17.    Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; if to the Trust or the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

18.    Recognition of the U.S. Special Resolution Regimes.

(a)     In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section 18, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[signature pages follow]

Very truly yours,

COMPASS DIVERSIFIED HOLDINGS

By:	Compass Group Diversified Holdings LLC, its sponsor

By:	/s/ Ryan J. Faulkingham
Name: Ryan J. Faulkingham
Title: Chief Financial Officer

COMPASS GROUP DIVERSIFIED HOLDINGS LLC

By:	/s/ Ryan J. Faulkingham
Name: Ryan J. Faulkingham
Title: Chief Financial Officer

COMPASSGROUP MANAGEMENT LLC

By:	/s/ Elias J. Sabo
Name: Elias J. Sabo
Title: Manager

Accepted as of the date first written above.

Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
UBS Securities LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto.

MORGAN STANLEY & CO. LLC

By:	/s/ Ian Drewe
Name: Ian Drewe
Title: Executive Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose
Name: Scott G. Primrose
Title: Authorized Signatory

UBS SECURITIES LLC

By:	/s/ Samuel Reinhart
Name: Samuel Reinhart
Title: Managing Director

By:	/s/ Ahmet Yetis
Name: Ahmet Yetis
Title: Executive Director

SCHEDULE I

Managers:	Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
UBS Securities LLC

Managers authorized to release lock-up under section 3:	Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
UBS Securities LLC

Managers authorized to appoint counsel under Section 9(c):	Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
UBS Securities LLC

Registration Statement File No.:	333-234665

Time of Sale Prospectus:	1. Basic Prospectus, as amended, dated November 13, 2019 relating to the Shelf Securities

2. The preliminary prospectus supplement dated November 13, 2019 relating to the Shares

3. The Pricing Term Sheet, dated November 13, 2019, filed by the Company under Rule 433(d) of the Securities Act.

Lock-up Restricted Period:	30 days from November 13, 2019

Number of Firm Shares:	4,000,000

Number of Additional Shares:	600,000

Closing Date and Time:	November 20, 2019 at 10:00 AM New York City Time (T+5)

Closing Location:	Ropes & Gray LLP
1211 Avenue of the Americas
New York, New York 10036

Address for Notices to Underwriters:	Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Attention: Equity Syndicate Desk
(with a copy to the Legal Department)

RBC Capital Markets, LLC
200 Vesey Street, 8th Floor
New York, New York 10281
Attention: Equity Syndicate Department
Facsimile number: (212) 428-7479

UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019
Attention: Fixed Income Syndicate
Facsimile number: (203) 719-0495

Address for Notices to the Trust or the Company:	Compass Diversified Holdings
301 Riverside Avenue
Second Floor
Westport, CT 06880
Attention: General Counsel
Facsimile number: (203) 221-8253

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased

Morgan Stanley & Co. LLC	1,233,336
RBC Capital Markets, LLC	1,233,332
UBS Securities LLC	1,233,332
J.P. Morgan Securities LLC	100,000
Janney Montgomery Scott LLC	100,000
William Blair & Company, L.L.C.	100,000

Total:	4,000,000

Schedule III

List of Businesses

Compass AC Holdings, Inc.
EBP Lifestyle Brands Holdings
Liberty Safe Holding Corporation
AMTAC Holdings, LLC
SternoCandleLamp Holdings, Inc.
5.11 ABR Corp.
CBCP Products, LLC
FFI Compass, Inc.

EXHIBIT A
1.    (A) The Registration Statement has become effective, (B) to our knowledge, no stop order suspending the effectiveness of the Registration Statement, or any notice objecting to its use, has been issued and no proceedings for that purpose have been instituted or threatened by the Commission and (C) the Registration Statement, the Time of Sale Prospectus and the Prospectus (other than the financial statements, notes and schedules thereto, and other financial information contained therein or omitted therefrom, as to which we express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act.
2.    Each of the Businesses is a validly existing corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus; and each of the Businesses is duly qualified to do business as a foreign corporation and is in good standing under the laws of each other jurisdiction identified on Schedule 4 hereto, except where the absence of such corporate power and authority or qualification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
3.    Based solely on our review of the minute books, stock transfer books, certificates of incorporation, by-laws or other organizational documents of each of the Businesses, all of the issued and outstanding capital stock or ownership interests of each of the Businesses have been duly authorized and validly issued and are fully paid and nonassessable, and, all outstanding capital stock or ownership interests of the Businesses as set forth in the Time of Sale Prospectus and the Prospectus as owned by the Company, are owned by the Company free and clear of any perfected security interest and, to our knowledge, any other security interest, claim, lien or encumbrance, except for such security interests, claims, liens or encumbrances as required by the Amended and Restated Credit Agreement, dated as of April 18, 2018, as amended through the date of this opinion letter, among the Company, the lenders named therein and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer.
4.    The Trust’s and the Company’s authorized equity capitalization is as set forth in the Time of Sale Prospectus and the Prospectus and the capital stock and equity interests, respectively, of the Trust and the Company conform in all material respects to the descriptions thereof contained in the Time of Sale Prospectus and the Prospectus; and, except as set forth in the Time of Sale Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Trust or the Company are outstanding.
5.    To our knowledge, there is no pending or threatened action, suit or proceeding by or before any federal or state court or governmental agency, authority or body or any arbitrator involving the Company or any of the Businesses or its or their property of a character required to be disclosed in the Registration Statement that is not adequately disclosed in the Time of Sale Prospectus.
6.    The statements relating to legal matters, documents or proceedings included in the Time of Sale Prospectus and the Prospectus under the captions “Description of the Series C Preferred Shares”, “Description of Securities”, “Material U.S. Federal Income Tax Considerations” and “Supplemental Material U.S. Federal Income Tax Considerations” insofar as such statements purport to constitute summaries of legal matters, documents or proceedings referred to therein, fairly summarize in all material respects such matters, documents or proceedings.
7.     To our knowledge, there are no statutes, regulations or Contracts which are required to be described in or filed as an exhibit to the Registration Statement, which have not been so described or filed as required, and the descriptions thereof thereto are correct in all material respects.

8.    The Underwriting Agreement has been duly authorized, executed and delivered by CGM and duly delivered by the Trust and the Company.
9.    Neither the Trust nor the Company is or, after giving effect to the offering and sale of the Preferred Shares and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus, will be, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.
10.    No consent, approval, authorization, filing with or order of any governmental agency or body or, to our knowledge, any federal or state court, is required pursuant to any federal or state law, regulation or rule applicable to the Trust or the Company in connection with the transactions contemplated in the Underwriting Agreement, except such as have been obtained under the Securities Act, the Exchange Act or the rules of the New York Stock Exchange and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Preferred Shares by the Underwriters in the manner contemplated in the Underwriting Agreement and in the Time of Sale Prospectus and the Prospectus and any necessary approvals of the Financial Industry Regulatory Authority, Inc.
11.    Neither the issue and sale of the Preferred Shares, nor the consummation of any other of the transactions contemplated in the Underwriting Agreement (including the use of the proceeds from the sale of the Preferred Shares as described in the Time of Sale Prospectus and the Prospectus under the heading “Use of Proceeds”) nor the fulfillment of the terms of the Underwriting Agreement will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Businesses pursuant to, (i) the charter or by-laws or similar organizational documents of the Company, the Trust or the Businesses, (ii) the terms of any agreement filed as an exhibit to the Registration Statement or to the documents incorporated by reference in the Registration Statement or, to our knowledge, any agreement to which any of the Businesses is a party or bound or to which any of their property is subject, (iii) any federal or state statute, law, rule, regulation (other than state securities or blue sky laws, as to which we express no opinion) applicable to the Company, the Trust or the Businesses, or (iv) any judgment, order or decree of any federal or state court, governmental agency, authority or body or any arbitrator applicable to the Trust, the Company or any of the Businesses or any of their properties and which is known to us; other than in the case of (ii), (iii) and (iv) of the forgoing sentence, breaches or violations, or impositions of any lien, charge or encumbrance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
12.     Each document filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus (except for the financial statements and financial schedules and other financial data included therein, as to which we express no opinion) appeared on its face to be appropriately responsive as of its filing date in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.

Based upon and subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no fact has come to our attention which leads us to believe that (i) the Registration Statement, at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus, as of the Time of Sale, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Final Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that we did not undertake to determine or verify independently and, therefore, are not passing upon and do not assume any responsibility, explicitly or implicitly, for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus or the Final Prospectus, except with respect to opinion paragraph 6 as set forth in the Opinion, and we express no view with respect to the financial statements, notes and schedules thereto, information of a statistical nature derived from the financial statements, notes and schedules thereto and other information of a financial or accounting nature included in or omitted from the Registration Statement, the Time of Sale Prospectus or the Final Prospectus.

EXHIBIT B

1.The LLC has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) (the "LLC Act").
2.Under the LLC Act and the LLC Agreement, the LLC has all necessary limited liability company power and authority to enter into the Underwriting Agreement and to conduct its business as described in the Prospectus.
3.Under the LLC Act, the LLC Agreement, Trust Interest Designation and the Resolutions, the Series C Trust Preferred Interests have been duly authorized and, when issued and delivered against payment of the consideration as set forth in the LLC Agreement and the Underwriting Agreement, the Series C Trust Preferred Interests will be validly issued, fully paid and, subject to the qualifications set forth in paragraph 4 below, nonassessable limited liability company interests in the LLC, and the holders of the Series C Trust Preferred Interests will be entitled to the benefits of the LLC Agreement.
4.A Series C Trust Preferred Interest Holder shall not be obligated personally for any of the debts, obligations or liabilities of the LLC, whether arising in contract, tort or otherwise, solely by reason of being a member of the LLC, except as a Series C Trust Preferred Interest Holder may be obligated to repay any funds wrongfully distributed to it.
5.Under the LLC Act and the LLC Agreement, the execution and delivery by the LLC of the Underwriting Agreement and the performance by the LLC of its obligations thereunder, have been duly authorized by all necessary limited liability company action on the part of the LLC. The Underwriting Agreement has been duly executed by the LLC, on behalf of itself and on behalf of the Trust, as the sponsor of the Trust.
6.The LLC Agreement constitutes a legal, valid and binding agreement of the Members, and is enforceable against the Members, in accordance with its terms.
7.The issuance and sale by the LLC of the Series C Trust Preferred Interests, the execution, delivery and performance by the LLC of the Underwriting Agreement, the consummation by the LLC of the transactions contemplated by the Underwriting Agreement, and the compliance by the LLC with its obligations under the Underwriting Agreement, (A) do not violate (i) any provisions of the LLC Certificate, the LLC Agreement or the Trust Interest Designation or (ii) any Delaware law or administrative regulation thereunder which is applicable to the LLC, and (B) do not require the consent, approval, license, authorization or validation of, or filing or registration with, any Delaware legislative, administrative or regulatory body under the laws or administrative regulations of the State of Delaware.

1.    The Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made.
2.    Under the Delaware Statutory Trust Act and the Trust Agreement, the Trust has the trust power and authority (i) to execute and deliver, and to perform its obligations under, the Underwriting Agreement and (ii) to own its property and conduct its business, all as described in the Registration Statement and Prospectus.
3.    Under the Delaware Statutory Trust Act, the Trust Agreement and the Resolutions, (i) the execution and delivery by the Trust of the Underwriting Agreement and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust and (ii) the Company is authorized to execute and deliver the Underwriting Agreement on behalf of the Trust. The Underwriting Agreement has been duly executed by the Company on behalf of the Trust.
4.     The provisions of the Trust Agreement and the Share Designation are permitted under the Delaware Statutory Trust Act and the Trust Agreement constitutes a valid and binding obligation of the Company and the Trustees, and is enforceable against the Company and the Trustees, in accordance with its terms.
5.    The Shares to be issued by the Trust and sold by the Company have been duly authorized by all necessary trust action on the part of the Trust and, when issued and delivered by the Trust upon receipt of payment therefor, in accordance with the Trust Agreement, the Share Designation and the Resolutions and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable undivided beneficial interests in the assets of the Trust, entitled to the benefits of the Trust Agreement. The Shareholders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.
6.    Under the Delaware Statutory Trust Act, the Trust Agreement and the Share Designation, the issuance of the Shares is not subject to preemptive or other similar rights.
7.    The issuance and sale by the Trust of the Shares to be issued by the Trust and sold by the Company, the execution, delivery and performance by the Trust of the Underwriting Agreement, the consummation by the Trust of the transactions contemplated thereby and compliance by the Trust with its obligations thereunder (A) do not violate (i) any of the provisions of the Certificate, the Trust Agreement or the Share Designation or (ii) any Delaware law or administrative regulation thereunder which is applicable to the Trust, and (B) do not require any consent, approval, license, authorization or validation of, or filing or registration with, any Delaware legislative, administrative or regulatory body under the laws or administrative regulations of the State of Delaware.
8.    Under the Delaware Statutory Trust Act, the certificate attached to the Trust Agreement as Exhibit A is an appropriate form of certificate to evidence ownership of the Shares.

EXHIBIT C

[FORM OF CHIEF FINANCIAL OFFICER’S CERTIFICATE]

COMPASS DIVERSIFIED HOLDINGS
COMPASS GROUP DIVERSIFIED HOLDINGS LLC

Chief Financial Officer’s Certificate

November 13, 2019

I, Ryan J. Faulkingham, the Chief Financial Officer of Compass Diversified Holdings LLC, a limited liability company organized under the laws of the State of Delaware (the “Company”), as sponsor of Compass Diversified Holdings, a statutory trust formed under the laws of the State of Delaware (the “Trust”), hereby certify to Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and UBS Securities LLC, as managers (the “Managers”) of the underwriters identified in Schedule II (the “Underwriters”) of the Underwriting Agreement, dated as of November 13, 2019 (the “Underwriting Agreement”), among the Trust, the Company, Compass Group Management LLC and the Managers, pursuant to Section 6(g) of the Underwriting Agreement, as set forth below:

1.
I, or employees under my supervision, have compiled and reviewed the historical financial information (the “Historical Pro Forma Financial Information”) of (a) Foam Fabricators Inc., (b) The Sterno Group LLC, (c) Velocity Outdoor Inc., (d) 5.11 ABR Corp. and (e) Clean Earth Holdings, Inc. underlying the unaudited pro forma financial information (the “Pro Forma Financial Information) set forth, as applicable, (x) under (i) “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Results of Operations-Our Businesses-Niche Industrial Businesses-Foam Fabricators,” (ii) “-Results of Operations-Our Businesses -Niche Industrial Businesses-Sterno,” (iii) “-Results of Operations-Our Businesses -Branded Consumer Businesses-Velocity Outdoor,” and (iv) “-Results of Operations-Our Businesses-Branded Consumer Businesses-5.11” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as retrospectively revised and recast through the Company’s Current Report on Form 8-K filed on November 13, 2019, (y) under (i) “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Results of Operations-Business Segments-Niche Industrial Businesses-Foam Fabricators” and (ii) “-Results of Operations-Business Segments-Niche Industrial Businesses-Sterno” in each of the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019, June 30, 2019 and September 30, 2019 and (z) under “Pro Forma Financial Information” in the Company’s Current Report on Form 8-K dated July 1, 2019. I, or employees under my supervision, have prepared such Pro Forma Financial Information.

2.	Based on such compilation, review and preparation:

a.	no material modification is required to be made to the Historical Pro Forma Financial Information for it to be in conformity with generally accepted accounting principles in the United States;

b.	to the best of my knowledge, the Historical Pro Forma Financial Information is true and correct in all material respects for the periods covered in such Historical Pro Forma Financial Information;

c.
the Pro Forma Financial Information includes assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions and the pro forma adjustments reflect the proper application of those adjustments to the Historical Pro Forma Financial Information; and

d.	the Pro Forma Financial Information complies in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act of 1933, as amended.

[Signature Page Follows]

IN WITNESS WHEREOF, I have hereunto signed my name as of the date first written above.

By:
	Name:	Ryan J. Faulkingham
	Title:	Chief Financial Officer

ANNEX A

Compass Diversified Holdings
Pricing Term Sheet

4,000,000 Shares
7.875% Series C Cumulative Preferred Shares

November 13, 2019

The information in this pricing term sheet relates to Compass Diversified Holding’s offering of its 7.875% Series C Cumulative Preferred Shares (the “Offering”) and should be read together with the preliminary prospectus supplement dated November 13, 2019 relating to the Offering (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, and the base prospectus dated November 13, 2019. The information in this communication supersedes the information in the Preliminary Prospectus Supplement and the accompanying base prospectus to the extent inconsistent with the information therein. All references to dollar amounts are references to U.S. dollars. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement.

Issuer:	Compass Diversified Holdings (the “Trust”)
Title of Security:	7.875% Series C Cumulative Preferred Shares (the “Shares”)
Size:	$100,000,000 (4,000,000 Shares)
Over-allotment Option:	$15,000,000 (600,000 Shares)
Liquidation Preference:	$25.00 per Share
Maturity:	Perpetual
Distribution Rate:	7.875% per annum
Distribution Payment Dates:	Quarterly cumulative dividends, in arrears, on or about the 30th of each January, April, July and October, commencing on January 30, 2020 (short initial distribution period)
Optional Redemption:
The Shares may be redeemed at the Trust’s option, in whole or in part, at any time on or after January 30, 2025 at a price of $25.00 per Share, plus any accumulated and unpaid distributions (thereon whether or not authorized or declared) to, but excluding, the redemption date. Holders of the Shares will have no right to require the redemption of the Shares.

Tax Redemption:
If a Tax Redemption Event occurs prior to January 30, 2025, Compass Group Diversified Holdings LLC may, at its option, cause the Trust to redeem the Shares, in whole but not in part, upon at least 30 days’ notice, within 60 days of the occurrence of such Tax Redemption Event, out of funds received by the Trust on the corresponding trust preferred interests and legally available therefor, at a price of $25.25 per Share, plus any accumulated and unpaid distributions (thereon whether or not authorized or declared) to, but excluding, the redemption date.

Repurchase at the Option of Holders upon a Fundamental Change:
If a Fundamental Change occurs, unless, prior to or concurrently with the time we are required to make an offer to repurchase the Shares, we provide a redemption notice with respect to all of the outstanding Shares, we will be required to offer to repurchase the Shares, out of funds received by the Trust on the corresponding trust preferred interests, at a purchase price of $25.25 per Share, plus any accumulated and unpaid distributions (thereon whether or not authorized or declared) to, but excluding, the date of purchase.

Distribution Rate Step-Up Following Failure to make Repurchase Offer:
If (i) a Fundamental Change occurs and (ii) we do not give notice prior to the 31st day following the Fundamental Change to repurchase or redeem all the outstanding Shares, the distribution rate per annum on the Shares will increase by 5.00%, beginning on the 31st day following such Fundamental Change. Notwithstanding any requirement that we offer to repurchase or redeem all the outstanding Shares, the increase in the distribution rate is the sole remedy to holders in the event we fail to do so, and following any such increase, we will be under no obligation to offer to repurchase or redeem any Shares.

Trade Date:	November 13, 2019
Expected Settlement Date:	November 20, 2019 (T+5)
Public Offering Price:	$25.00 per Share
Underwriting Discounts and Commission:	$0.7875 per Share
Net Proceeds (before expenses) to the Trust:	$96,850,000
Listing:	The Trust intends to apply to list the Shares on the New York Stock Exchange under the symbol “CODI PR C”
CUSIP / ISIN:	20451Q 401 / US20451Q4010
Ratings:	The Shares will not be rated
Joint Book-Running Managers:	Morgan Stanley & Co. LLC RBC Capital Markets, LLC UBS Securities LLC
Co-Managers	J.P. Morgan Securities LLC Janney Montgomery Scott LLC William Blair & Company, L.L.C.

The issuer has filed a registration statement including a prospectus and a prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you request them by contacting: Morgan Stanley & Co. LLC toll-free at 1-800-584-6837 or by email at prospectus@morganstanley.com; RBC Capital Markets, LLC toll free at 1-866-375-6829; or UBS Securities LLC toll-free at 1-888-827-7275.